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                                                                   EXHIBIT 23(E)

August 20, 1998

    The Robinson-Humphrey Company, LLC ("R-H") hereby consents to the inclusion in the Proxy Statement/Prospectus of IMNET Systems, Inc. and HBO & Company, filed as a part of this Registration Statement on Form S-4 of HBO & Company, of its draft opinion, and to the references made to R-H in the "Summary" and "The Merger--Opinions of Financial Advisors" sections of such Proxy Statement/ Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        THE ROBINSON-HUMPHREY COMPANY, LLC

                                        BY:       /s/ TIMOTHY J. GATZULIS
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                                                     VICE PRESIDENT